                           SCHEDULE 14A(RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CANNONDALE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth in the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             CANNONDALE CORPORATION

                               9 BROOKSIDE PLACE
                         GEORGETOWN, CONNECTICUT 06829
                                 (203) 544-9800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON NOVEMBER 19, 1996

To the Stockholders of Cannondale Corporation:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Cannondale Corporation (the "Company") will be held on Tuesday, November 19, 1996, at 10:00 a.m. Eastern Standard Time, at the Danbury Hilton, 18 Old Ridgebury Road, Danbury, Connecticut, for the following purposes:

     1. To elect two (2) Class II directors of the Company for a three-year term;

     2. To approve the adoption of the Company's 1996 Stock Option Plan;

     3. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as independent accountants of the Company; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Accompanying this Notice is a Proxy, a Proxy Statement, and a copy of the Company's Annual Report on Form 10-K for fiscal year 1996.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE. The Proxy may be revoked at any time prior to the time that it is voted. Only stockholders of record as of the close of business on October 4, 1996, will be entitled to vote at the meeting.

By Order of the Board of Directors

John Sanders
Secretary

Georgetown, Connecticut
October 15, 1996

                             CANNONDALE CORPORATION

                               9 BROOKSIDE PLACE
                         GEORGETOWN, CONNECTICUT 06829

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Cannondale Corporation, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Danbury Hilton, 18 Old Ridgebury Road, Danbury, Connecticut on Tuesday, November 19, 1996, at 10:00 a.m., Eastern Standard Time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about October 18, 1996.

                                    GENERAL

     Only stockholders of record at the close of business on October 4, 1996, are entitled to notice of and to vote the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote (i) FOR the slate of nominees proposed by the Board of Directors, (ii) FOR adoption of the Company's 1996 Stock Option Plan, (iii) FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 28, 1997, and (iv) with regard to all other matters which may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxies. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on October 4, 1996, will constitute a quorum. As of October 4, 1996, 8,612,279 shares of Common Stock were outstanding. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions are not counted toward a nominee's number of total votes cast. All other matters which properly come before the Annual Meeting must be approved by a majority of the votes present at the Annual Meeting. Abstentions will have the practical effect of voting against such matter, since an abstention is one less vote for approval. Broker non-votes on any matter will have no impact on such matter since they are not considered "shares present" for voting purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of September 30, 1996, by (i) each person known to the Company to own more than 5% of the outstanding Common Stock as of September 30, 1996, (ii) each director and nominee to be a director of the Company, (iii) each of the executive officers named in the Summary Compensation Table included elsewhere herein, and (iv) the current directors and executive officers of the Company as a group.

                                                                                   PERCENT OF
                      BENEFICIAL OWNER                    NUMBER OF SHARES(1)     COMMON STOCK
    ----------------------------------------------------  -------------------     ------------
    Joseph S. Montgomery(2).............................       1,905,125              21.9%
    James Scott Montgomery(2)...........................         521,420               6.0
    William A. Luca.....................................          76,183                 *
    Richard J. Resch....................................          52,666                 *
    Daniel C. Alloway...................................          87,539               1.0
    Tarek Abdel-Meguid..................................               0                 0
    Michael Carter......................................           5,000                 *
    Michael J. Stimola..................................           5,200                 *
    AIM Management Group Inc.(3)........................         451,500               5.2
    All current directors and executive officers as a
      group
      (12 persons)......................................       2,724,300              30.3%

---------------
*   Represents less than 1% of the Company's outstanding Common Stock.

(1) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options which may be exercised within 60 days of September 30, 1996, for the following persons: Mr. Joseph Montgomery -- 85,416 shares, Mr. James Scott Montgomery -- 54,333 shares, Mr. Luca -- 76,183 shares, Mr. Resch -- 52,666 shares, and Mr. Alloway -- 48,791 shares.

(2) Messrs. Joseph and James Scott Montgomery, the only persons other than AIM Management Group Inc. known to the Company to own more than 5% of the outstanding Common Stock as of September 30, 1996, each has a business address c/o Cannondale Corporation, 9 Brookside Place, Georgetown, Connecticut 06829.

(3) Based on information contained in Schedule 13G filed by AIM Management Group Inc., AIM Management Group Inc. may be deemed to have shared voting and dispositive power with respect to all of the shares of Common Stock reported for AIM Management Group Inc. AIM Management Group Inc. has an address at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046.

     On September 27, 1995, the Company sold 1,300,000 shares of newly issued shares of Common Stock and certain selling stockholders, including Mr. Joseph Montgomery, Mr. James Scott Montgomery, Mr. Resch and entities affiliated with Mr. Abdel-Meguid, sold an aggregate of 1,250,000 shares of the Company's Common Stock, pursuant to an offering registered with the Securities and Exchange Commission on Form S-1, Registration No. 33-96340. Immediately prior to such sale, the stock ownership of each of the selling stockholders (including shares deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) was: Mr. Joseph Montgomery, 2,174,380 shares; Mr. James Scott Montgomery, 629,337 shares; Mr. Resch, 77,966 shares; and PG Investors, Inc., of which Mr. Abdel-Meguid is an executive officer, together with three affiliated entities, 958,261 shares. Upon such sale, a "change in control" may be deemed to have occurred due to the officers, directors and affiliates of the Company no longer having beneficial ownership of more than 50% of the voting securities of the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons owning more than 10% of the Company's Common Stock ("Reporting Persons") to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of copies of these filings received, the Company believes that with respect to the fiscal year ended June 29, 1996 ("Fiscal 1996"), the Form 3 filed on behalf of each of Michael J. Stimola and Michael Carter in connection with their election as directors of the Company was not filed on a timely basis; all other required filings during this period were made on a timely basis.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of directors in Class II expires at the 1996 Annual Meeting. The Board of Directors proposes that the nominees described below be elected to Class II for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SLATE OF NOMINEES DESCRIBED BELOW.

                  CLASS II -- DIRECTORS STANDING FOR ELECTION

TAREK ABDEL-MEGUID, Director since 1992

     Tarek Abdel-Meguid, 40, is a Managing Director and Deputy Head of the Corporate Finance Department within the Investment Banking Division of Morgan Stanley Group Inc. Mr. Abdel-Meguid has been employed in various investment banking capacities with Morgan Stanley since 1982.

JAMES SCOTT MONTGOMERY, Director since 1994

     James Scott Montgomery, 35, has held a number of positions since joining Cannondale in 1984. He is currently Vice President of Marketing. His previous positions with the Company include founder and President of Cannondale Japan's Sales and Trading Divisions (1991 to 1993), co-founder and Managing Director of Cannondale Europe (1989 to 1991) and Director of Purchasing. Mr. Montgomery is the son of Joseph S. Montgomery, the Company's Chairman, President and Chief Executive Officer.

               CLASS I -- TERM EXPIRES AT THE 1998 ANNUAL MEETING

MICHAEL CARTER, Director since 1995

     Michael Carter, 42, is Managing Director of Carter & Company, a regional investment banking firm based in Southport, Connecticut, which he formed in 1987. Previously, Mr. Carter was a Vice President at The Chase Manhattan Bank. Mr. Carter also serves as a director of First National Bank of New England. In the past, Carter & Company provided certain investment banking valuation services to the Company and may provide investment banking services to the Company in the future. No fees were paid by the Company to Carter & Company in Fiscal 1996.

JOSEPH S. MONTGOMERY, Director since 1971

     Joseph S. Montgomery, 55, founded Cannondale in 1971 and has been its Chairman, President and Chief Executive Officer and a director since its formation. Mr. Montgomery is the father of James Scott Montgomery, who is also a director and serves as the Company's Vice President of Marketing.

MICHAEL J. STIMOLA, Director since 1995

     Michael J. Stimola, 39, is the President of Sandvick Associates, Inc., a design and construction company headquartered in Bethel, Connecticut. Mr. Stimola is also the founder, Chief Executive Officer and President of Sandella's Coffee Cafe, Inc., a company formed in 1994, of which Mr. Joseph Montgomery is the majority stockholder. The company develops and operates coffee cafes in New England and the New York metropolitan area.

              CLASS III -- TERM EXPIRES AT THE 1997 ANNUAL MEETING

WILLIAM A. LUCA, Director since 1994

     William A. Luca, 53, joined Cannondale in January 1994 as Vice President of Finance, Treasurer and Chief Financial Officer. Prior to joining the Company he was a management consultant from 1989 to 1993, and served as a consultant to the Company between August and December 1993.

RICHARD J. RESCH, Director since 1990

     Richard J. Resch, 53, joined Cannondale in 1988 as Director of Manufacturing. He subsequently served as Vice President of Operations and from 1991 to the present has been Vice President for Technology Development.

DIRECTORS' REMUNERATION; ATTENDANCE

     Directors who are also full-time employees of the Company receive no additional compensation for service as director. During Fiscal 1996, each non-employee director received a quarterly payment of $1,500, plus $1,000 for each day on which the member attended a meeting of the Board of Directors or a committee, together with reimbursement of actual expenses incurred in attending meetings.

     The Board of Directors met four times during Fiscal 1996. No director attended fewer than 75% of the total number of meetings of the Board and committees on which such director served.

COMMITTEES OF THE BOARD

     At its December 1994 meeting, the Board established standing Compensation and Audit Committees. The Compensation Committee is composed of Messrs. Abdel-Meguid, Carter, Stimola and Joseph Montgomery. The Audit Committee is composed of Messrs. Abdel-Meguid, Carter and Stimola.

     The Compensation Committee's functions are to review and set the compensation, including salary, bonuses, stock options and other incentive compensation, of the Company's Chief Executive Officer and certain of its most highly compensated officers, and to review, approve and recommend the Company's stock option plans. The Compensation Committee met two times during Fiscal 1996.

     The Audit Committee's functions are to review financial and auditing issues of the Company, including the Company's choice of independent public accounting firms, and to make recommendations to the Board of Directors. The Audit Committee met three times during Fiscal 1996.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE
COMPANY

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Executive Officer Compensation

     The Company's compensation program for executive officers consists of three key elements: a base salary, a discretionary annual bonus and grants of stock options, in addition to benefit plans available to all employees. The Committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of stockholders.

     Total Cash Compensation -- Salary and Bonuses. Salaries paid to executive officers are reviewed annually by the Chief Executive Officer based upon his subjective assessment of the nature of the position, and the contribution, experience and Company tenure of the executive officer. The Chief Executive Officer reviews his salary recommendations for all executive officers with the Compensation Committee, which is responsible for approving or disapproving those recommendations. In addition, the Chief Executive Officer makes recommendations to the Compensation Committee as to discretionary annual bonuses, if any, to be paid to individual executive officers, based upon his evaluation of each executive officer's contribution to Company performance.

     Stock Options. The Company's 1994 Stock Option Plan, 1994 Management Stock Option Plan, 1995 Stock Option Plan and 1996 Stock Option Plan authorize the Administrative Committee of non-employee directors to grant options to executives of the Company. The Administrative Committee is composed of the three non-employee directors on the Compensation Committee. Option grants are made from time to time to executives whose contributions are perceived to have had or to be likely to have a significant impact on the Company's performance.

Chief Executive Officer Compensation

     Mr. Joseph Montgomery's compensation as Chief Executive Officer is composed of the same elements and performance measures as for the Company's other senior executives. The Compensation Committee believes that Mr. Montgomery's total compensation reflects the unique contributions that he makes to the Company's performance as an innovative leader in the bicycle industry. He was awarded a bonus of $50,000 in Fiscal 1996 and a bonus of $10,000 for the fiscal year ended July 1, 1995 ("Fiscal 1995"). The Committee believes that such compensation is appropriate based on the Company's performance, including its earnings, revenue growth and cash flow from operations.

                                          Members of the Compensation Committee

                                          Tarek Abdel-Meguid
                                          Michael Carter
                                          Joseph S. Montgomery
                                          Michael J. Stimola

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Company has a Compensation Committee composed of Messrs. Abdel-Meguid, Stimola, Carter and Joseph Montgomery. During the last fiscal year Joseph Montgomery, the Company's Chairman, President and Chief Executive Officer, participated in discussions with members of the Compensation Committee concerning executive officer compensation.

     Joseph Montgomery serves as a director of Sandella's Coffee Cafe, Inc., a company formed in 1994, of which Mr. Stimola is the founder, Chief Executive Officer and President. The company develops and operates coffee cafes in New England and the New York metropolitan area.

     Sandvick Associates, Inc., of which Mr. Stimola is the President and majority stockholder, has been the construction manager and general contractor for several construction projects of the Company, including an ongoing construction project at the Company's headquarters. See "Certain Relationships and Related Transactions."

     Joseph Montgomery is the sole manager, and Joseph Montgomery and Sandvick Associates, Inc., are each members, of Nantucket Roost Associates, LLC, a limited liability company which has purchased the Company's existing headquarters facility for approximately $1.7 million. See "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth certain information with respect to the compensation paid by the Company for services rendered to the Company in all capacities during Fiscal 1996 and Fiscal 1995 to its Chief Executive Officer and to its four most highly paid executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                       AWARDS(2)
                                                                     ANNUAL           ------------
                                                                 COMPENSATION(1)       SECURITIES
                                                               -------------------     UNDERLYING
             NAME AND PRINCIPAL POSITION               YEAR     SALARY      BONUS      OPTIONS(#)
-----------------------------------------------------  ----    --------    -------    ------------
Joseph S. Montgomery.................................  1996    $251,304    $50,000       40,000
  President and Chief Executive Officer                1995     257,688     10,000       50,000
William A. Luca......................................  1996     233,100     50,000       64,715
  Vice President of Finance, Treasurer                 1995     168,808     10,000       60,000
Richard J. Resch.....................................  1996     139,000     25,000       25,000
  Vice President for Technology Development            1995     139,000      5,000       20,000
James Scott Montgomery...............................  1996     130,000     30,000       10,000
  Vice President of Marketing                          1995     130,000      5,000       30,000
Daniel C. Alloway....................................  1996     130,000     30,000       88,091
  Vice President of Sales -- United States             1995     119,231      8,000       20,000

---------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the fiscal years ended June 29, 1996 and July 1, 1995.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during the fiscal years ended June 29, 1996, or July 1, 1995. The Company does not have any long-term incentive plan.

     The following table sets forth certain information regarding stock options granted during Fiscal 1996 by the Company to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                               PERCENT                                     POTENTIAL
                                NUMBER OF      OF TOTAL                                REALIZABLE VALUE
                                SECURITIES     OPTIONS                                 AT ASSUMED ANNUAL
                                UNDERLYING    GRANTED TO    EXERCISE                    RATES OF STOCK
                                 OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION    PRICE APPRECIATION
             NAME               GRANTED(1)   FISCAL YEAR    PER SHARE      DATE       FOR OPTION TERM(2)
------------------------------  ----------   ------------   ---------   ----------   ---------------------
                                                                                        5%          10%
                                                                                     ---------   ---------
Joseph S. Montgomery..........    40,000          7.56%      $ 15.00      10/20/05   $ 377,337   $ 956,245
William A. Luca...............    40,000          7.56         15.00      10/20/05     377,337     956,245
                                  24,715          4.67         16.50      03/22/06     256,462     649,924
Richard J. Resch..............    10,000          1.89         15.00      10/20/05      94,334     239,061
                                  15,000          2.84         14.25      11/15/05     134,426     340,662
James Scott Montgomery........    10,000          1.89         15.00      10/20/05      94,334     239,061
Daniel C. Alloway.............    25,000          4.73         15.00      10/20/05     235,835     597,653
                                  63,091         11.93         16.50      03/22/06     654,680   1,659,088

---------------

(1) All options vest over a three-year period from the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent of the fair value of the Common Stock on the date of grant of the options, compounded annually from the date of grant to the option expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the values reflected will be achieved.

     The following table sets forth certain information with respect to the aggregate exercises of stock options and unexercised stock options held as of June 29, 1996, by the executive officers named in the Summary Compensation Table above.

                 AGGREGATE OPTIONS EXERCISED IN FISCAL 1996 AND
                       FISCAL 1996 YEAR END OPTION VALUES


                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 SHARES                  OPTIONS AT JUNE 29, 1996     OPTIONS AT JUNE 29, 1996(1)
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------   --------   -----------   -------------   -----------   -------------
Joseph S. Montgomery.........         --     $     --      55,416         73,334       $ 892,341      $ 451,672
William A. Luca..............     31,400      519,774      42,850        104,715         599,944        592,681
Richard C. Resch.............         --           --      37,666         38,334         665,539        239,172
James Scott Montgomery.......         --           --      41,000         30,000         689,710        197,500
Daniel C. Alloway............         --           --      33,791        101,425         588,387        464,513

---------------

(1) The values in this column represent the closing sales price of the Company's Common Stock on the Nasdaq National Market on June 28, 1996, $20.25, less the respective option exercise price.

COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following graph compares the performance of the Company's Common Stock with the performance of the Nasdaq Stock Market (US Companies) Stock Price Index (the "Nasdaq Index") and a peer group index created by the Company, over the period from November 16, 1994 (the first day of public trading of the Company's Common Stock) to June 28, 1996. The graph assumes that $100 was invested on November 16, 1994, in each of the Company's Common Stock, the Nasdaq Index and the peer group index, and that all dividends were reinvested.

     The peer group index created by the Company is composed of companies in bicycle or other recreational product lines of business. The common stock of the following companies has been included in the peer group index: K2, Inc., Bell Sports Corp., Callaway Golf Company, GT Bicycles, Inc., The Coleman Company, Inc., First Team Sports, Inc., Huffy Corporation, Ride, Inc. and Roadmaster Industries, Inc.

      Measurement Period
    (Fiscal Year Covered)           Company         Market           Peer
11/16/94                               100.000         100.000         100.000
11/30/94                                91.818          97.559          94.994
12/30/94                                74.545          97.833          95.639
01/31/95                                88.182          98.382          94.996
02/28/95                                94.545         103.585          98.157
03/31/95                                90.909         106.654          94.512
04/28/95                               110.909         110.011          87.275
05/31/95                               114.545         112.849          93.595
06/30/95                               101.818         121.993          95.264
07/31/95                               127.273         130.960          99.324
08/31/95                               119.091         133.614          99.318
09/29/95                               120.000         136.687          97.999
10/31/95                               116.364         135.904          95.219
11/30/95                               103.636         139.095         104.898
12/29/95                               115.455         138.358         112.795
01/31/96                               110.000         139.040         104.829
02/29/96                               112.727         144.339         117.009
03/29/96                               133.636         144.819         123.944
04/30/96                               161.818         156.834         127.932
05/31/96                                160.00         164.035         135.956
06/28/96                               147.273         156.654         136.586

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph Montgomery is the sole shareholder of JSM, Inc. ("JSM"). JSM owns a Cessna Citation Jet aircraft which it leases to the Company. Under the terms of a lease which expired in October 1996, the Company paid JSM a monthly rental of $10,000, less the amount of insurance premiums paid by the Company with respect to the aircraft. In October 1996, the Company entered into a new lease which expires in October 1999. Rental payments under the new lease are based on the fair rental value of the Cessna Citation Jet. Rental payments for the first year of the term of the new lease will be $100,000 for the first month, and $25,000 per month thereafter; rent for the second and third years of the term will be adjusted based on the fair rental value of the Cessna Citation Jet on the first and second anniversary dates of the lease. The Company, under the terms of the new lease, will pay all taxes, maintenance and insurance expenses for the aircraft. The Company uses the aircraft largely for transporting personnel between its Connecticut headquarters and its Pennsylvania manufacturing facilities.

     The Company has entered into an agreement with Joseph Montgomery pursuant to which he agrees to pay the Company for any personal use of the aircraft leased from JSM. This agreement does not require the Company to make the aircraft available to Mr. Montgomery, but governs payments to be made by Mr. Montgomery for such personal use as may be agreed by the Company from time to time. Payment for such personal use is at the rate established from time to time by the Internal Revenue Service as reasonable for personal use of employer owned aircraft. During Fiscal 1996, Mr. Montgomery's personal use of the aircraft was valued at $35,999.

     Sandvick Associates, Inc. ("Sandvick"), of which Mr. Stimola is the President and majority stockholder, has been the construction manager and general contractor for several construction projects of the Company in Connecticut and Pennsylvania, including an ongoing construction project at the Company's headquarters.

     The Company recently negotiated a contract with Sandvick to act as general contractor for the construction of an addition of up to 40,000 square feet to its manufacturing facility in Bedford, Pennsylvania. The additional space will be used for warehousing and expanded production. Sandvick will be paid approximately $5.1 million to construct the project.

     The Company has contracted to buy land for the construction of a new headquarters facility, located approximately 10 miles from the existing headquarters. The Company recently negotiated a contract with Sandvick to act as general contractor for the construction of the new facility. Sandvick will be paid approximately $2.4 million to construct the new headquarters facility.

     In connection with the construction of the Company's new headquarters facility, Sandvick agreed to purchase the existing headquarters facility for approximately $1.7 million. Sandvick subsequently assigned its contract to purchase the existing headquarters facility to Nantucket Roost Associates, LLC ("Nantucket Roost"), which purchased the property in October 1996. Joseph Montgomery is the sole manager, and Joseph Montgomery and Sandvick are each members, of Nantucket Roost. Pending its relocation to the new headquarters facility, the Company will continue to occupy the current facility on a month-to-month net lease of $16,000 per month.

     In Fiscal 1996, the Company paid Sandvick $145,944 for the ongoing construction projects at the Company's headquarters. Payments by the Company constituted less than 5% of Sandvick's gross revenues for its last fiscal year.

     The Company has agreed to provide up to $300,000 in interest-free loans to Mr. Luca to enable him to purchase a home in the vicinity of the Company's headquarters. As of October 15, 1996, $63,764 had been advanced to Mr. Luca. The loans mature on December 29, 2006, at which time the entire principal balance is due. The loans will be secured by a mortgage on Mr. Luca's new residence.

                  ITEM 2 -- APPROVAL OF 1996 STOCK OPTION PLAN

     On May 17, 1996, the Board of Directors (the "Board") adopted, subject to approval by the Company's stockholders, the 1996 Stock Option Plan (the "Plan"). The Plan authorizes the grant of non-qualified stock options ("Options") to employees, officers, advisors and consultants of the Company and its subsidiaries. The following description of the Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the Plan, a copy of which may be requested from the Company.

PURPOSE AND ELIGIBILITY

     The purpose of the Plan is to encourage stock ownership by employees, officers, advisors and consultants of the Company and its subsidiaries, to provide an incentive for such individuals to improve the profits of the Company and its subsidiaries, to assist the Company in attracting, retaining and motivating those individuals who will largely be responsible for enhancing the profitability, growth and stockholder value of the Company, and to attract qualified individuals to provide services as consultants and advisors to the Company and its subsidiaries.

     To carry out this purpose, Options may be granted under the Plan to present and future employees, officers, advisors and consultants of the Company or a subsidiary of the Company ("Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). As of the date hereof, the Company estimates that approximately 896 employees, including officers, are eligible to participate, although this number is subject to increase or decrease in the future.

TERM OF THE PLAN

     Assuming stockholder approval of the Plan, the Plan will continue in effect until December 31, 2006. The Board may suspend or terminate the Plan, but not outstanding Options, at any time.

SHARES RESERVED

     A maximum of 750,000 shares of Common Stock may be issued pursuant to Options granted under the Plan, and the Board of Directors has reserved such number of shares for this purpose.

ADMINISTRATION; AMENDMENT AND TERMINATION

     The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by the Board who qualify as "non-employee directors," as the term is defined in Rule 16b-3(b)(3) under the Exchange Act. Under the terms of the Plan, the Committee has full and final authority to take any and all action with respect to administration of the Plan, including, without limitation, the selection of individuals to be granted Options, the number of shares of Common Stock subject to an Option, the exercise price (which may not be less than $1.00 per share), vesting schedules, exercise periods and other terms and conditions of each Option.

     The Plan may be amended or terminated at any time by the Board, subject to the following: (i) no amendment or termination may adversely affect the rights of an Option recipient without the recipient's consent; and (ii) stockholder approval is required of any amendment that would increase the number of shares issuable under the Plan (except to the extent of adjustments, as discussed below), materially increase the benefits under the Plan, or materially change the requirements for eligibility to receive an Option.

OPTION AWARDS

     The Plan authorizes the grant of Options, exercisable for shares of Common Stock, to present and future employees, officers, advisors and consultants (each person receiving such grant is referred to herein as an "Optionee"). The Optionee may exercise Options by written notice to the Company upon such terms and conditions as the Plan provides. The exercise price of an Option (as determined by the Committee at the time of grant) is payable in full upon exercise of the Option, and may be paid in cash, shares of Common Stock already owned by the Optionee for a period of more than six months, or by any other means the Committee approves, or a combination thereof.

     Subject to the terms of the Plan and to any conditions, including vesting requirements, imposed by the Committee at the time of the grant, no Option will become exercisable unless the person to whom the Option was granted remains in the continuous employ or service as an employee or officer of the Company or a Subsidiary for at least one year from the date the Option is granted; provided, however, that in the case of an Option granted to a consultant or advisor, there shall be no requirement of continued provision of services, unless imposed by the Committee at the time of grant. In the event of the death or permanent disability of the

Optionee, Options may be exercised up to one year after the date of termination of employment or service. Outstanding Options will terminate no later than three months after the date of termination of employment or service for any reason other than death or disability. Notwithstanding the foregoing, Options granted to consultants or advisors will not terminate upon their death, disability or termination of services unless the Committee so provides at the time an Option is granted.

     As a condition to exercising an Option, the Optionee must enter into a stockholders award agreement (the "Stockholder Award Agreement") covering the stock to be acquired. Among other provisions, the Stockholder Award Agreement grants to the Company the right to repurchase the stock upon the termination of employment or service for any reason or upon the intended disposition of the stock to a third party. Any such repurchase is to be at a price (the "Formula Price") based upon the weighted average earnings of the Company for the three prior fiscal years; provided, however, that at any time when the Company's Common Stock is publicly traded, the repurchase price is based upon the average of the closing sales price on each of the five trading days prior to the date of closing of the repurchase. The Company does not anticipate that it will exercise this repurchase right at any time when the Common Stock is publicly traded.

ESTIMATE OF BENEFITS

     The number of Options to be awarded, the exercise price and the other terms and conditions of each Option are all determined at the discretion of the Committee, pursuant to the Plan. Therefore, no estimated benefits are determinable at this time. As of September 30, 1996, the closing sales price of the Company's Common Stock was $23.25.

     The Company has granted Options to purchase 35,000 shares of Common Stock to a non-executive officer of the Company, subject to stockholder approval of the Plan. The exercise price of these Options was based on the closing sales price of the Company's Common Stock on the date of grant. As of September 30, 1996, estimated benefit to this individual was approximately $122,500.

ADJUSTMENTS UPON CHANGES IN COMMON STOCK; REORGANIZATION, MERGER, CONSOLIDATION

     The number of shares reserved for issuance under the Plan may be adjusted in the event of an adjustment in the capital structure of the Company or a related corporation affecting the Common Stock (due to stock split, stock dividend, or similar event), and the Committee is authorized to adjust Options and terms of the Plan in the event of a change in capital stock in order to prevent dilution or enlargement of Options.

     The Plan further provides that, in the event of a merger, consolidation or other specified corporate transaction, wherein the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock, all Options granted under the Plan may be converted into Options to purchase shares of Exchange Stock, unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine otherwise.

     Adjustments shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

NONTRANSFERABILITY; DIVIDEND AND VOTING RIGHTS

     The terms of the Plan provide that Options are not transferable other than by will or applicable laws of descent and distribution, and each Option may be exercised during the Optionee's lifetime only by the Optionee.

     An Optionee will not be deemed to be the holder of any shares subject to an Option unless and until he or she validly exercises the Option and the certificate for such shares is issued to him or her under the Plan. Shares subject to an Option shall have no voting, dividend or other rights until such exercise and issuance of a certificate.

FEDERAL INCOME TAX CONSEQUENCES

     Under present federal tax laws and regulations, the federal income tax consequences to the Company and the recipients of the Options pursuant to the Plan are as described below. The following discussion is only a brief summary of such tax consequences, is not intended to be all inclusive and, among other things, does not cover possible state, local or foreign tax consequences.

     In general, a recipient of an Option will not be subject to federal income tax upon the grant of such Option. The exercise of an Option, however, will generally result in tax consequences to the recipient and the Company. Upon the exercise of an Option, the difference between the fair market value of the Common Stock on the date of exercise and the Option exercise price will constitute taxable ordinary income to the recipient on the date of the exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the ordinary income recognized by the recipient.

     The recipient's basis in shares of Common Stock acquired upon exercise of an Option will equal the Option exercise price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the recipient will be taxed as a capital gain or loss to the recipient and will be long-term capital gain or loss if the recipient has held the stock for more than one year at the time of the sale.

     Pursuant to the terms of the Plan, the Board will require any recipient of shares of Common Stock pursuant to an exercise of an Option to pay the Company, in cash, the amount of any tax or other amount required by any government authority to be withheld and paid over by the Company to such authority for the account of the recipient, unless the recipient has made other arrangements satisfactory to the Company regarding such payment.

STOCKHOLDER APPROVAL

     The Plan requires stockholder approval by an affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1996 STOCK OPTION PLAN.

        ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 28, 1997 ("Fiscal 1997"). Ernst & Young LLP has served as the Company's independent accountants since 1993. Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to Fiscal 1996 included the audit of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax matters. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for Fiscal 1997 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1997.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the Company's proxy statement relating to the 1997 Annual Meeting, by June 14, 1997.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

October 15, 1996
                                              By Order of the Board of Directors

                                                                    John Sanders
                                                                       Secretary

                                                                    Appendix A

                                     PROXY

                             CANNONDALE CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Joseph S. Montgomery and William A. Luca, and each of them individually, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the Annual Meeting of the Company, to be held at the Danbury Hilton, 18 Old Ridgebury Road, Danbury, Connecticut, on Tuesday, November 19, 1996 at 10:00 a.m. and at any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

                                                                /SEE REVERSE/
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE

/X/ Please mark
    votes as in
    this example.


        The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

        1. Election of Class II Directors.

           Nominees: Tarek Abdel-Meguid and James Scott Montgomery


                            FOR          WITHHOLD
                            / /            / /

         / /
            --------------------------------------------
            For Both Nominees Except as Noted Above


        2. Approval of the Company's 1996 Stock Option Plan.

                  FOR           AGAINST         ABSTAIN
                  / /             / /             / /

        3. Selection of Independent Accountants.

                  FOR           AGAINST         ABSTAIN
                  / /             / /             / /

        4. The proxies are authorized to vote upon such other business that may properly come before the meeting in accordance with the judgment of the person or persons voting this proxy.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

MARK HERE   / /
FOR ADDRESS
CHANGE AND
NOTE BELOW






Signature                  Date             Signature              Date
         -----------------      --------              -------------     -------

                                                                     Appendix B

                             CANNONDALE CORPORATION

                             1996 STOCK OPTION PLAN


         1. Purpose. The purpose of the Cannondale Corporation 1996 Stock Option Plan (the "Plan") is to enable Cannondale Corporation (the "Company") and its stockholders to secure the benefits of common stock ownership by employees and officers of the Company and its subsidiaries and by consultants and advisors to the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

         2. Stock Subject to the Plan. The Company may issue and sell a total of 750,000 shares of its Common Stock, $0.01 par value per share (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

         3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two Non-Employee directors within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option award agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         4. Eligibility. Options may be granted under the Plan to individuals who at present or in the future serve as employees or officers of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the

Internal Revenue Code of 1986, as amended (the "Code"), or who at the time of grant are engaged as consultants or advisors to the Company or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted under the Plan, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof).

         5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written award agreement in substantially the form attached hereto as Exhibit I, or such other form approved by the Committee from time to time. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate as reflected in the written award agreement.

                  (a) Option Exercise Price. The exercise price per share may not be less than $1.00 per share.

                  (b) Exercise of Options. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service as an officer of the Company or an affiliate for at least one year (or for such other period as the Committee may designate) from the date the option is granted; provided, however, that in the case of an option granted to a consultant or advisor to the Company or a Subsidiary, there shall be no requirement for such person's continued provision of services to the Company or an affiliate unless such requirement is imposed by the Committee at the time the option is granted. For purposes of this Plan, "affiliate" means either a Subsidiary or any entity in an unbroken chain of entities ending with the Company if each of the entities other than the Company owns an equity interest holding 25% of the total combined voting power of all equity holders in one of the other entities in such chain. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or an affiliate following the date of grant:

         Full                         Incremental                  Cumulative
         Years of Continuous          Percentage of                Percentage of
         Employment/                  Option                       Option
         Service                      Exercisable                  Exercisable
         -------------------          -------------                -------------
         Less than 1                     0%                           0%
         1                              33 1/3%                      33 1/3%
         2                              33 1/3%                      66 2/3%
         3 or more                      33 1/3%                     100%

provided, however, that in the event the exercise period of an option is three years or less, the foregoing schedule shall be deemed to be modified to provide that any remaining portion of the option shares which have not yet become exercisable shall become exercisable on the date which is one year prior to the date of expiration of the option; and provided, further, that an option granted to a consultant or advisor to the Company or an affiliate shall be immediately exercisable in full unless the Committee determines otherwise at the time of the option grant.

         All or any part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the written consent of the Committee, no partial exercise of an option may be for less than 50 shares. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

                  (c) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option award agreement, including, without limitation, previously-owned shares of Common Stock owned for at least six months prior to the date of option exercise.

                  (d) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect of any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

                  (e) Nontransferability of Options. No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution and each such option may be exercised during the optionee's lifetime only by the optionee.

                  (f) Termination of Employment or Other Service. If an optionee ceases to be an employee or to perform services as an officer for the Company and any affiliate for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service (or, if earlier, the date specified in the option agreement). If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or an affiliate by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration (but in any event no less than twelve months). Notwithstanding the foregoing, if and to the extent that the option is exercisable at the time of termination of services, an option granted to a consultant or advisor to the Company or an affiliate shall not terminate because such person ceases to provide services to the Company or an affiliate, unless the Committee provides otherwise at the time the option is granted.

                  (g) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         6.       Capital Changes, Reorganization, Sale.

                  (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                  (b) Cash, Stock or Other Property for Stock. Except as provided in subparagraph (c) below, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part, whether or not the vesting requirements set forth in the option agreement or herein have been satisfied.

                  (c) Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall be exercisable and terminate in accordance with the provisions of subparagraph (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement or herein have been satisfied.

                  (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

                  (e) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding and such other approvals as may be required by the provisions of the Company's Certificate of Incorporation or otherwise. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

         8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

         9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

         10. Shareholder Approval; Term of the Plan. The Plan shall be effective as of May 17, 1996, subject to the approval of the stockholders of the Company on or before May 17, 1997. Any options awarded under the Plan prior to such stockholder approval shall be conditioned upon such approval being obtained and in the event such approval is not obtained all such options shall be automatically null and void. The Plan will terminate on December 31, 2006, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

         11. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Act) to satisfy the conditions of Rule 16b-3 or its successors; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This Section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Act.

                                    EXHIBIT I


                                     FORM OF

                             CANNONDALE CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         AGREEMENT made as of [______________], 199_ by and between CANNONDALE CORPORATION, a Delaware corporation (the "Company") and [_____________] (the "Optionee").

         Pursuant to the Cannondale Corporation 1996 Stock Option Plan (the "Plan"), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock") upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the Company and the Optionee agree as follows:

         1. Grant of Option; Option Price. The Company hereby grants to the Optionee an option to purchase [____] shares of Common Stock at a purchase price per share of $[________] (the "Option"). The Option is intended to be treated as an option which is not an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986.

         2. Entitlement to Exercise Option; Term of Option. The Option shall only become exercisable in accordance with the following schedule based upon the number of full years of the Optionee's continuous employment, or continuous service as an officer of the Company or an affiliate of the Company following the date of grant:

Full                                 Incremental                   Cumulative
Years of Continuous                  Percentage of                 Percentage of
Employment/                          Option                        Option
Service                              Exercisable                   Exercisable
-------------------                  --------------                -------------
Less than 1                                 0%                            0%
     1                                 33-1/3%                       33-1/3%
     2                                 33-1/3%                       66-2/3%
     3 or more                         33-1/3%                          100%

         [FOR NON-EMPLOYEE ADVISORS AND CONSULTANTS ONLY:] The option shall be immediately exercisable in full.

         [OTHER ALTERNATIVES MAY BE CHOSEN BY THE COMMITTEE]

         Unless sooner terminated pursuant to the terms of this Agreement, the Option will expire if and to the extent it is not exercised on or before [_____________].

         3. Exercise of Option. Once the Optionee has satisfied the required continuous employment, service as an officer or other requirements, if any, in accordance with Section 2, the Option may be exercised in whole at any time or in part from time to time during the term of the Option, except that no partial exercise may be for less than 50 shares. To exercise the Option, the Optionee shall deliver to the President of the Company (a) a written notice specifying the number of shares of Common Stock to be purchased, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise of the Option (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations); and
(c) the Stockholders Agreement described in Section 12 below, fully executed by Optionee. The Company may (in its sole and absolute discretion) permit all or part of the exercise price to be paid with previously-owned shares of Common Stock held for more than six months.

         4. Rights as a Stockholder. No shares of Common Stock will be issued and delivered pursuant to an exercise of the Option until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

         5. Nontransferability of Option. The Option is not assignable or transferable except by will or by the applicable laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee.

         6. Termination of Employment or Service as an Officer. If the Optionee ceases to be employed by or to be an officer of the Company or any subsidiary for any reason other than death or disability, then, unless sooner terminated under the terms hereof, the Option will terminate on the date three months after the date of the Optionee's termination of employment or service as director. If the Optionee's employment or service is terminated by reason of the Optionee's death or disability (or if the Optionee's employment or service is terminated by reason of the Optionee's disability and the Optionee dies within one year after such termination of employment or service), then, unless sooner terminated under the terms hereof, the Option will terminate on the date one year after the date of such termination of employment or service (or one year after the disabled

Optionee's later death). This paragraph shall not be applicable to an Option granted to an Optionee as an outside consultant or advisor to the Company. [NOTE
- THE COMMITTEE MAY DETERMINE OTHERWISE, IN WHICH CASE PARAGRAPH WOULD BE MODIFIED].

         7. Investment Representation. In consideration of the grant of the Option, the Optionee hereby represents and warrants to the Company that upon an exercise of the Option, the shares purchased by the Optionee pursuant to such exercise, will be acquired for the Optionee's account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Optionee further acknowledges that neither the Option nor any shares of Common Stock issuable upon exercise of the Option have been registered under the Securities Act of 1933 (the "Act") and may not be sold unless a registration under the Act is in effect with respect to the Shares and all relevant state securities laws have been complied with or unless an exemption from such registration or compliance is available under the Act or any relevant state securities law. The certificates representing any shares of Common Stock issued upon exercise of the Option shall bear a legend to such effect as the Company's counsel shall deem necessary or desirable. The Option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance would result in a violation of federal or state securities laws.

         8. Capital Changes, Reorganization, Sale. (a) In case of any split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made to the number of shares and the exercise price per share which may still be purchased under this Agreement.

                  (b) Upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, the Option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise the Option in whole or in part, whether or not the one year of continuous employment or service as an officer as provided in Section 2 has been satisfied.

                  (c) However, if the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), the Option granted hereunder shall be converted into an option to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that the Option shall not be converted into an option to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions set forth in subparagraph (b) above. The amount and price of the converted option shall be determined by adjusting the amount and price of the Option granted hereunder on the same basis as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board of Directors of the Company determines otherwise, the converted option shall be fully vested, whether or not the requirements set forth in this Agreement shall have been satisfied.

                  (d) In the event of any adjustment in the number of shares covered by the Option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and the Option will cover only the number of full shares resulting from the adjustment.

                  (e) All adjustments under this Section 8 shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         9. No Rights Conferred. Nothing in this Agreement shall give the Optionee any right to continue in the employ or service of the Company or an affiliate or interfere in any way with the right of the Company to terminate the employment or service of the Optionee.

         10. Plan Provisions Control. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between the provisions of the Plan and the provisions of this Agreement. The Optionee acknowledges that the Optionee has received a copy of the Plan prior to the execution of this Agreement, and that the provisions of the Plan are incorporated herein by reference.

         11. Tax Considerations. Optionee hereby acknowledges and understands that (a) pursuant to the Internal Revenue Code as currently in effect, the difference between the fair market value of the Stock on the date he exercises the Option and the Option price will be taxable income to him in the year he exercises the Option and (b) the Company may be required to withhold Federal, state or local taxes with respect to the compensation income, if any, realized by Optionee upon an exercise of the Option. If the Company determines that such withholding is required, Optionee agrees either to provide the Company at the time of any exercise of the Option with funds equal to the amount of taxes which the Company determines must be withheld or to make other arrangements satisfactory to the Company regarding such payment, including authorizing the Company to withhold such amounts from any payment, including authorizing the Company to withhold such amounts from any payments to which he is entitled. All matters with respect to the withholding of taxes resulting from an exercise of the Option shall be determined by the Board of Directors of the Company and such determination shall be conclusive and binding.

         12. Stockholder Agreement. The Optionee hereby acknowledges and agrees that all shares of Common Stock issued upon an exercise of the Option shall be subject to the restrictions and obligations on transfer imposed on a Stockholder as provided in the form of Stockholders Agreement, attached hereto between the Company and the Optionee (the "Stockholder Agreement"), a copy of which accompanies this Agreement. The Optionee, as a condition to the receipt of the Option, hereby agrees to execute the Stockholders Agreement upon exercise of the Option in whole or in part and to be bound by all the terms and conditions imposed on a Stockholder under the Stockholders Agreement with respect to the shares of Common Stock issuable upon exercise of the Option and consents to the legending of the stock certificates for such shares in accordance with the Stockholders Agreement.

         13. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, provided however, that this Agreement and the grant of an Option hereunder shall be null and void and of no further force and effect in the event the Plan is not approved by the stockholders of the Company on or before May 17, 1997.

         14. Governing Law; Entire Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                     CANNONDALE CORPORATION


                                     By:________________________________________

                                        Its_____________________________________


                                     ___________________________________________
                                         [signature of Optionee]